Exhibit 23.1






Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2000 (except for Note 16 for which the date is February 29, 2000) relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Colonial Properties Trust (the Company), which is incorporated in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
    --------------------------
    PricewaterhouseCoopers LLP
    Birmingham, Alabama
    February 6, 2001